            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9

GUIDELINES FOR DETERMINING THE PROPER IDENTIFICATION NUMBER TO GIVE THE
PAYOR -- Social Security numbers have nine digits separated by two hyphens: i.e., 000-00-0000. Employer identification numbers have nine digits separated by one hyphen: i.e., 00-0000000. The table below will help determine the number to give the payer.

--------------------------------------------------------  --------------------------------------------------------
                                GIVE THE SOCIAL                                           GIVE THE EMPLOYER
                                SECURITY NUMBER           FOR THIS TYPE OF ACCOUNT:       IDENTIFICATION
FOR THIS TYPE OF ACCOUNT:       OF --                                                     NUMBER OF --
--------------------------------------------------------  --------------------------------------------------------
1.    An individual's account   The individual            6.    Sole proprietorship       The owner(3)
                                                                account

2.    Two or more individuals   The actual owner of the   7.    A valid trust, estate,    The legal entity (do not
      (joint account)           account or, if combined         or pension trust          furnish the identifying
                                funds, the first                                          number of the personal
                                individual on the                                         representative or
                                account(1)                                                trustee unless the legal
                                                                                          entity itself is not
                                                                                          designated in the
                                                                                          account title)(4)

3.    Custodian account of a    The minor(2)              8.    Corporate account         The corporation
      minor (Uniform Gift to
      Minors Act)

4.a.  The usual revocable       The grantor-trustee(1)    9     Association, club,        The organization
      savings trust account                                     religious, charitable,
      (grantor is also                                          educational or other
      trustee)                                                  tax-exempt organization

4.b.  So-called trust account   The actual owner(1)       10.   Partnership account       The partnership
      that is not a legal or
      valid trust under State
      law

5.    Sole proprietorship       The owner(3)              11.   A broker or registered    The broker or nominee
      account                                                   nominee

                                                          12.   Account with the          The public entity
                                                                Department of
                                                                Agriculture in the name
                                                                of a public entity (such
                                                                as a State or local
                                                                government, school
                                                                district or prison) that
                                                                receives agricultural
                                                                program payments
-------------------------------------------------------   -------------------------------------------------------

(1)   List first and circle the name of the person whose number you furnish.

(2)   Circle the minor's name and furnish the minor's social security number.

(3) Show the name of the owner. Owner may use either owner's social security number or owner's employer identification number.

(4)   List first and circle the name of the person whose number you furnish.

Note: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.

NAME

If you are an individual, generally provide the name shown on your social security card. However, if you have changed your last name, for instance, due to marriage, without informing the Social Security Administration of the name change, please enter your first name and both the last name shown on your social security card and your new last name.

OBTAINING A NUMBER

If you don't have a taxpayer identification number ("TIN"), apply for one immediately. To apply, obtain Form SS-5, Application for a Social Security Number Card, or Form SS-4, Application for Employer Identification Number, at the local office of the Social Security Administration or the Internal Revenue Service ("IRS").

PAYEES AND PAYMENTS EXEMPT FROM BACKUP WITHHOLDING

The following is a list of payees exempt from backup withholding and for which no information reporting is required. For interest and dividends, all listed payees are exempt except item (9). For broker transactions, payees listed in (1) through (13), and a person registered under the Investment Advisors Act of 1940 who regularly acts as a broker are exempt. Payments subject to reporting under sections 6041 and 6041A are generally exempt from backup withholding only if made to payees described in items (1) through (7), except that a corporation that provides medical and health care services or bills and collects payments for such services is not exempt from backup withholding or information reporting.

(1) A corporation.

(2) An organization exempt from tax under section 501(a), or an individual retirement plan (IRA), or a custodial account under 403(b)(7).

(3) The United States or any of its agencies or instrumentalities.

(4) A state, the District of Columbia, a possession of the United States, or any of their political subdivisions or instrumentalities.

(5) A foreign government or any of its political subdivisions, agencies or instrumentalities.

(6) An international organization or any of its agencies or instrumentalities.

(7) A foreign central bank of issue.

(8) A dealer in securities or commodities required to register in the U.S. or a possession of the U.S.

(9) A futures commission merchant registered with the Commodity Futures Trading Commission.

(10) A real estate investment trust.

(11) An entity registered at all times during the tax year under the Investment Company Act of 1940.

(12) A common trust fund operated by a bank under section 584(a).

(13) A financial institution.

(14) A middleman known in the investment community as a nominee or listed in the most recent publication of the American Society of Corporate
    Secretaries, Inc., Nominee List.

(15) A trust exempt from tax under section 664 or described in section 4947.

Payments of dividends not generally subject to backup withholding also include the following:

- Payments to nonresident aliens subject to withholding under section 1441.

- Payments to partnerships not engaged in a trade or business in the U.S. and that have at least one nonresident partner.

Payments of interest generally not subject to backup withholding include the following:

- Payments of interest on obligations issued by individuals. Note: You may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payer's trade or business and you have not provided your correct TIN to the payer.

- Payments of tax-exempt interest (including exempt interest dividends under section 852).

- Payments described in section 6049(b)(5) to nonresident aliens.

- Payments on tax-free covenant bonds under section 1451.

- Payments made by certain foreign organizations.

- Mortgage interest paid by you.

Payments that are not subject to information reporting are also not subject to backup withholding. For details, see sections 6041, 6041(a)(a), 6042, 6044, 6045, 6049, 6050A, and 6050N, and the regulations under those sections.

PRIVACY ACT NOTICE.--Section 6109 requires you to furnish your correct TIN to persons who must file information returns with the IRS to report interest, dividends, and certain other income paid to you, mortgage interest you paid, the acquisition or abandonment of secured property, or contributions you made to an IRA. The IRS uses the numbers for identification purposes and to help verify the accuracy of tax returns. You must provide your TIN whether or not you are required to file a tax return. Payers must generally withhold 30% of taxable interest, dividend, and certain other payments to a payee who does not furnish a TIN to a payor. Certain penalties may also apply.

PENALTIES

(1) FAILURE TO FURNISH TIN.--If you fail to furnish your correct TIN to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

(2) CIVIL PENALTY FOR FALSE INFORMATION WITH RESPECT TO WITHHOLDING.--If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.

(3) CRIMINAL PENALTY FOR FALSIFYING INFORMATION.--Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE SERVICE.

                                       2